Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 21, 2018, with respect to the financial statements and supplemental information included in the Annual Report of Aviation Communication & Surveillance Systems 401(k) Plan on Form 11-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statement of L3 Technologies, Inc. on Form S-8 (File No. 333-144135).

/s/ GRANT THORNTON LLP
New York, New York
June 21, 2018